 Selected Financial Data, Pro Forma Financial Information, Financial Information

The following unaudited pro forma balance sheet gives effect to the Stock Exchange Agreement entered into between Toshoan Holdings, Inc., a Delaware corporation (the “Company”) and TOA Fishery Co., Ltd., a Japan corporation organized pursuant to Japanese Companies Act (“TOA Fishery”) on October 31, 2013. The unaudited pro forma balance sheet has been prepared from the historical financial statements of the Company and TOA Fishery and should be read in conjunction therewith.

On December 13, 2013 the Company consummated a Stock Exchange Agreement, whereby it acquired 100% of the shares of TOA Fishery in consideration for JPY 1,000,000. The terms of the Agreement were consummated on December 13, 2013 and the Company now owns 100% of the equity interests of TOA Fishery.

Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma financial statement information has been provided for informational purposes only and should not be considered indicative of the Company’s financial position or results of operations. In addition, the unaudited pro forma financial statement information does not purport to represent the future financial position or results of operations of the Company. The unaudited pro forma financial statement information should be read in conjunction with the Company’s unaudited financial statements as of October 31, 2013.

TOSHOAN HOLDINGS, INC.
FORMERLY KNOWN AS GOLD EAGLE ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS)

	TOSHOAN HOLDINGS,	TOA FISHERY			Consolidated
	INC.	CO., LTD
	As of	As of		Pro Forma	Pro Forma
	October 31, 2013	October 31, 2013		Adjustment	Results
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$-	$-		$-	$-

TOTAL CURRENT ASSETS	$-	$-		$-	$-

TOTAL ASSETS	$-	$-		$-	$-

LIABILITIES AND SHAREHOLDER EQUITY
Current Liabilities
Account payables-Related Party	$-	$-		$-	$-

TOTAL CURRENT LIABILITIES	$-	$-		$-	$-

TOTAL LIABILITIES	$-	$-		$-	$-

Stockholders’ Equity (Deficit)
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding
as of October 31, 2013 and January 31, 2013)	$2,000	$-	A	$5,000	$7,000
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding)	$-	$-	B	$100	$100
TOA FISHERY Common stock
(No par value, 1,000 shares authorized,
20 shares issued and outstanding as of October 31, 2013)	$-	$10,168	C	$(10,168)	$-
Additional paid-in capital	$2,438	$-	C	$10,168	$12,606
Subscription receivable	-	(10,168)		-	(10,168)
Deficit accumulated during the development stage	$(4,438)	$-	A	$(100)	$(9,538)
			B	(5,000)
Accumulated other comprehensive income:
Foreign currency translation adjustment	$-	$-		$-	$-

TOTAL SHAREHOLDER EQUITY	$-	$-		$-	$-

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$-	$-		$-	$-

Notes for Proforma Adjustments

A - On December 2, 2013, the Company issued 50,000,000 shares of restricted common stock valued at $5,000 to Hajime Abe as director’s compensation at a par value of $.0001 per share.

B - On December 2, 2013, the Company issued 1,000,000 shares of restricted Series A preferred stock valued at $100 to Hajime Abe as director’s compensation. Each share of Series A Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote.

C - On December 13, 2013, Hajime Abe entered into a Stock Purchase Agreement with TOA Fishery Co., Ltd. Pursuant to the Agreement, Hajime Abe, at the effective date transferred to Toshoan Holdings, Inc., 20 shares of the common stock of TOA Fishery which represents all of its issued and outstanding shares in consideration of 1,000,000 JPY ($10,089 USD). Following the closing of the share purchase transaction on December 15, 2013, Toshoan Holdings, Inc. gained a 100% interest in the issued and outstanding shares of TOA Fishery’s common stock. Toshoan Holdings, Inc. is now the controlling shareholder of TOA Fishery. Hajime Abe controlled both Toshoan Holdings, Inc. and Toa Fishery Co., Ltd. as of the date of merger therefore resulting in the merger being accounted for similar to a Pooling of Interests for combining entities under common control.